                                                                  Exhibit 10(m)

                         [OGLEBAY NORTON LETTERHEAD]


                                 June 3, 1992

Dear      :

         As you have previously been advised, the Compensation Committee of the Board of Directors of Oglebay Norton Company (the "Company") has approved a new life insurance program for you and certain other executives (the "Executive Life Program" or "ELP") in lieu of your continuing participation in those agreements and arrangements that constitute the existing Executive Benefit Program (the "EBP"). You have indicated to the Company your desire to participate in the new ELP and you have furnished to the insurer selected by the Company evidence of your insurability (which is a prerequisite to your participation).

         The purpose of this letter agreement is to memorialize (1) your election to participate in the ELP in lieu of continuing participation in the EBP, (2) the Company's obligation to make the payments described below to you over the next ten years, and (3) your wife's acknowledgement that you have elected to participate, and will participate, in the ELP in lieu of continuing your participation in the EBP.

         1. AGREEMENT. By this letter agreement, you elect to participate in the ELP, the Company agrees to make to you the payments specified in Paragraph 2, below, and you acknowledge that your participation in the EBP will be terminated as more fully set forth in Paragraph 4, below.

         2. PAYMENTS TO BE MADE BY THE COMPANY. The Company hereby promises to pay to you the amounts specified in Schedule A, attached to and made a part of this letter agreement, provided that you are alive at the time each such payment is due.

         (a) FIRST PAYMENT. The Company's obligation to make the first payment shall be satisfied by (i) delivery of an insurance policy that names you as owner of the policy and with respect to which the Company has

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                                                                         Page 2
June 3, 1992

paid a premium in the amount specified on Schedule A plus (ii) payment to you of a tax gross-up amount sufficient to enable you to pay all current federal, state, and local income taxes resulting from the delivery to you of the insurance policy and the payment to you of the tax gross-up amount.

        (b) SUBSEQUENT PAYMENTS. The Company's obligation with respect to each subsequent payment shall be satisfied by (i) payment to you, in cash, of the amount specified on Schedule A for each such payment, plus (ii) payment to you of a tax gross-up amount sufficient to enable you to pay all current federal, state, and local income taxes resulting from the payment to you of the amount specified in (i), above, and the payment to you of the tax gross-up amount.

         3. OBLIGATION ABSOLUTE. Except that the Company will not be required to make any payment under this letter agreement if you are not alive when the payment is otherwise due, the Company's obligation to make each of the ten payments specified on Schedule A is absolute and the Company shall make each such payment as and when due without regard to any claim or set-off of any nature whatsoever that the Company may have or assert against you. Accordingly, the Company's obligation is not contingent upon your continued employment by the Company and will not be affected in any way by any termination of your employment by the Company, regardless of the circumstances of any such possible termination.

         4. EXECUTIVE BENEFIT PROGRAM TERMINATED. Your participation in the EBP will be terminated effective on the date you become the owner of the insurance policy under the ELP as contemplated in Paragraph 1(a), above. Accordingly, as of that date:

         (a) SPLIT DOLLAR INSURANCE AGREEMENT. The Split Dollar Insurance Agreement between you and the Company effective as of December 1, 1982, and any other Split Dollar Insurance Agreement heretofore in effect between you and the Company will be terminated without any further action by you or the Company and neither you nor the Company will have any further rights or obligations under any such agreement.

        (b) SALARY CONTINUATION ARRANGEMENT. The Salary Continuation Arrangement communicated to you by the Company by letter dated November 29, 1982, and any other Salary Continuation Arrangement heretofore

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                                                                         Page 3
June 3, 1992

communicated to you by the Company will be terminated without any further action by you or the Company and the Company will not make any payments under any such arrangement.

           (c) DEATH BENEFIT ARRANGEMENT. The Death Benefit Arrangement communicated to you by the Company by letter dated May 1, 1986, and any other Death Benefit Arrangement heretofore communicated to you by the Company will be terminated without any further action by you or the Company and the Company will not make any payments under any such arrangement.

           5. MISCELLANEOUS.

           (a) BINDING AGREEMENT. This letter agreement constitutes a binding agreement between the Company and you and will be enforceable against and inure to the benefit of the Company and its successors and assigns and you.

           (b) NO EFFECT UPON EMPLOYMENT STATUS. Nothing contained in this letter agreement shall be construed as giving you the right to be retained in the service of the Company or shall in any way affect the right of the Company to control your status as an employee and to terminate your employment at any time.

           (c) RIGHTS NOT ASSIGNABLE. Although you may assign the insurance policy to be delivered to you as contemplated in Paragraph 1(a) after you have received that insurance policy, your rights to the payments to be made to you pursuant to this letter agreement shall not be subject to assignment, alienation, anticipation, pledge, sale, or transfer in any manner, and shall not be resorted to, appropriated, or seized in any proceeding at law, in equity, or otherwise. Any attempt by you to transfer, encumber, assign, or alienate any right to receive any payment that may become payable hereunder shall automatically terminate your rights under this letter agreement.

           (d) RIGHTS THOSE OF A GENERAL CREDITOR. Any payments to be made by the Company pursuant to this letter agreement will be made from the Company's general assets as and when due. Your rights to receive those payments shall be those of a general creditor of the Company only.
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                                                                         Page 4
June 3, 1992

         (e) PAYMENTS NOT "PENSIONABLE EARNINGS". Payments made under this letter agreement will not be "pensionable earnings" for you and will not be taken into account for purposes of determining the amount of benefits under any other plan or program of or sponsored by the Company.

         Please confirm your election to participate in the ELP, acknowledge the termination of the EBP, and signify your agreement to the terms of this letter agreement by countersigning the enclosed copy of this letter agreement at the place provided for that purpose. In addition, please have your wife countersign this letter agreement to evidence her acknowledgment that you have elected to participate in the ELP in lieu of continuing participation in the EBP, to consent to that election, and to acknowledge that no payments will hereafter be made by the Company under the EBP to her or to any other beneficiary of yours. After you and your wife have both countersigned this letter agreement and have both dated your countersignatures, please return one countersigned copy to Dick Kessler.

                                           Sincerely,

                                           OGLEBAY NORTON COMPANY

                                           By
                                              ------------------------------
                                              R. THOMAS GREEN, JR., Chairman,
                                              President, and Chief
                                              Executive Officer

           I hereby confirm my election to participate in the ELP, acknowledge the termination of the EBP, and agree to the terms of this letter agreement.

June  , 1992                                  ____________________________

         I hereby acknowledge that my husband has elected to participate in the ELP and I consent to that election. I further acknowledge that as a result of the election by my husband, the EBP for my husband will be terminated and no payments will be made by the Company to me or to any other beneficiary of my husband in connection with the EBP.

June  , 1992                                  ____________________________

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                                  SCHEDULE A
                                      TO
                            EXECUTIVE LIFE PROGRAM
                                     FOR
                             H. WILLIAM RUF, JR.

FIRST PAYMENT.

The Company's portion of the annual premium payable on the insurance policy referred to in Paragraph 2 (a) (1) is $ 8,480.

SUBSEQUENT PAYMENTS:

The amount of each subsequent payment referred to in Paragraph 2 (b) (i) for each year shall be as follows:


         Payment                 Amount
         -------                 ------
         2nd                     $ 8,448
         3rd                     $ 8,412
         4th                     $ 8,370
         5th                     $ 8,326
         6th                     $ 8,283
         7th                     $ 8,235
         8th                     $ 8,687
         9th                     $ 8,850
         10th                    $ 8,850


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                                  SCHEDULE A
                                      TO
                            EXECUTIVE LIFE PROGRAM
                                     FOR
                              RICHARD J. KESSLER

FIRST PAYMENT.

The Company's portion of the annual premium payable on the insurance policy referred to in Paragraph 2 (a) (i) is $ 11,386.

SUBSEQUENT PAYMENTS:

The amount of each subsequent payment referred to in Paragraph 2 (b) (i) for each year shall be as follows:

                                     To Be Paid
         Payment        Amount       By Employee
         -------        ------       -----------
         2nd - 1993     $ 11,358        $342
         3rd            $ 11,330         370
         4th            $ 11,298         402
         5th            $ 11,262         438
         6th            $ 11,220         480
         7th            $ 11,176         524
         8th            $ 11,133         567
         9th            $ 11,085         615
         10th           $ 11,373         327


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                                  SCHEDULE A
                                      TO
                            EXECUTIVE LIFE PROGRAM
                                     FOR
                             R. THOMAS GREEN, JR.

FIRST PAYMENT.

The Company's portion of the annual premium payable on the insurance policy referred to in Paragraph 2 (a) (i) is $ 18,912.

SUBSEQUENT PAYMENTS:

The amount of each subsequent payment referred to in Paragraph 2 (b) (i) for each year shall be as follows:


         Payment             Amount
         -------             ------
         2nd                 $ 18,886
         3rd                 $ 18,858
         4th                 $ 18,830
         5th                 $ 18,798
         6th                 $ 18,762
         7th                 $ 18,720
         8th                 $ 18,676
         9th                 $ 18,633
         10th                $ 18,585